Exhibit 99.(h)(10)

Dated as of:

August 12, 2011

Schedule A

to the

Transfer Agency Agreement

between

The Boston Trust & Walden Funds

and

Boston Trust & Investment Management

Name of Fund

Boston Trust Balanced Fund

Boston Trust Equity Fund

Boston Trust Midcap Fund

Boston Trust Small Cap Fund

Boston Trust SMID Cap Fund

Walden Balanced Fund

Walden Equity Fund

Walden Midcap Fund

Walden Small Cap Innovations Fund

Walden SMID Cap Innovations Fund

THE BOSTON TRUST & WALDEN FUNDS (f/k/a The Coventry Group)		BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY (F/K/A/ United States Trust Company of Boston)

By:	/s/ Lucia Santini	By:	/s/ William Apfel

Name:	Lucia Santini	Name:	William Apfel

Title:	President	Title:	EVP